UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2022

Frontdoor, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38617	82-3871179
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3400 Players Club Parkway, Memphis, Tennessee	38125
(Address of principal executive offices)	(Zip Code)

(901) 701-5000

(Registrant’s telephone number, including area code)

150 Peabody Place, Memphis, Tennessee 38103

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	FTDR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 5, 2022, Frontdoor, Inc. (the “Company”) announced that Jessica P. Ross will become Senior Vice President and Chief Financial Officer of the Company, effective December 30, 2022 (the “Transition Date”). Ms. Ross will replace Brian K. Turcotte, who will step down from his role as Senior Vice President and Chief Financial Officer of the Company effective as of the Transition Date. Mr. Turcotte will remain with the Company through March 31, 2023 (the “Departure Date”) as Vice President and Advisor to the CEO of the Company to ensure a smooth leadership transition.

Appointment of Chief Financial Officer

On December 1, 2022, Ms. Ross, age 46, agreed to be appointed Senior Vice President and Chief Financial Officer of the Company, effective as of the Transition Date. Ms. Ross has served at Salesforce, Inc., a global leader in customer relationship management technology, since March 2019 in roles of increasing responsibility, most recently serving as Executive Vice President, Enterprise Strategy and Operational Excellence, and prior to that as Executive Vice President, Finance Chief Transformation Officer. From September 2017 to March 2019, Ms. Ross served as Vice President and Chief Accounting Officer of Stitch Fix, Inc., a leading online personal styling service. Ms. Ross’s professional experience includes more than 20 years in progressive leadership roles in finance, including 12 years of public accounting experience at Arthur Anderson LLP and Deloitte & Touche LLP and executive finance leadership roles at Kaiser Permanente and The Gymboree Corporation. Ms. Ross is a Certified Public Accountant and holds a Bachelor’s degree in Business Administration from U.C. Berkeley’s Haas School of Business and an M.B.A. from The Wharton School of the University of Pennsylvania.

In connection with her appointment as Senior Vice President and Chief Financial Officer, Ms. Ross will receive: (i) an annual base salary of $600,000; (ii) a target annual cash incentive award equal to 90% of Ms. Ross’s base salary pursuant the Company’s Annual Incentive Plan (“AIP”); (iii) equity-based awards under the Frontdoor, Inc. 2018 Omnibus Incentive Plan (the “Equity Plan”) commencing in calendar year 2023, as determined by the Compensation Committee in its sole discretion, which for 2023 will consist of (1) restricted stock units (“RSUs”) having a grant date fair value of $850,000, which will vest in three equal annual installments subject to Ms. Ross’s continued employment and (2) a performance equity award having a grant date fair value of $850,000, the terms of which will be determined by the Compensation Committee; (iv) a sign-on bonus of $775,000; (v) sign-on RSUs having a grant date fair value of $100,000, which will vest in two equal annual installments subject to Ms. Ross’s continued employment; (vi) corporate housing and reasonable local transportation in the Memphis area for the first six months of her employment, if elected by Ms. Ross; and (vii) executive relocation benefits pursuant to the Company’s relocation policy if Ms. Ross elects to relocate to the Memphis area within the first 24 months of her employment. As part of her compensation, Ms. Ross is also eligible to receive healthcare, medical benefits and other benefits customarily provided to U.S. employees of the Company.

Unless an executive severance policy is otherwise in effect and applies to Ms. Ross, if Ms. Ross’s employment is terminated without “cause” by the Company or by her for “good reason” (in each case, as defined in Ms. Ross’s Offer Letter), Ms. Ross will be entitled to receive: (i) an amount equal to her annual base salary in effect at the time of her termination; (ii) an amount equal to her annual cash incentive at target, pursuant to the terms of the AIP; (iii) an amount equal to her annual bonus earned with respect to the calendar year immediately prior to the year in which her termination occurs, to the extent not previously paid; plus if her termination date occurs on or after June 30 of a calendar year, an amount equal to the pro rata portion of the then-current year’s annual cash incentive based on actual Company performance pursuant to the terms of the then AIP and payable at the same time annual incentive awards are generally made to other associates; and (iv) reimbursement of COBRA health insurance premiums paid by her for up to 12 months following the date of termination, provided that if Ms. Ross’s employment is terminated without “cause” by the Company or by her for “good reason” within the two-year period following a Change in Control (as defined in the Equity Plan), the severance benefits described in (i) and (ii) shall be doubled.

Separation and Transition Agreement with Mr. Turcotte

On December 1, 2022, Mr. Turcotte and the Company entered into a Separation and Transition Agreement (the “Separation Agreement”) setting forth the terms of Mr. Turcotte’s separation from service. In consideration for Mr. Turcotte’s commitments under the Separation Agreement, including for continuing to serve as the Company’s Senior Vice President and Chief Financial Officer through the Transition Date and as Vice President and Advisor to the CEO through the Departure Date, Mr. Turcotte will receive the following payments subject to his continued compliance with the terms of the Separation Agreement: (i) his current base salary and benefits through the Transition Date; (ii) a base salary at a rate of $200,000 per year and benefits to which associates holding the title of Vice President are otherwise entitled under the Company’s policies during the period from the Transition Date through the Departure Date; (iii) an amount equal to the sum of (x) twelve months’ of his current base salary and (y) his target bonus under the Company’s AIP (i.e., 90% of his current base salary), payable in twelve equal monthly installments following the Departure Date; (iv) his full calendar year 2022 AIP bonus based on the Company’s actual performance under the 2022 AIP; (v) reimbursement of COBRA health insurance premiums paid by him for up to 12 months following the Departure Date; and (vi) outplacement services in accordance with the Company’s outplacement program. Mr. Turcotte’s separation from service is being treated as a termination without “cause” under the Equity Plan and underlying award agreements, and he will not be eligible for an AIP bonus for calendar year 2023.

Consistent with the terms of the award agreements governing Mr. Turcotte’s outstanding equity awards: (i) all unvested stock option, performance stock option and RSU awards held by Mr. Turcotte as of the Departure Date will be forfeited for no consideration; (ii) all vested but unexercised stock options held by Mr. Turcotte as of the Departure Date shall remain exercisable for three months following the Departure Date; (iii) unvested performance shares (“PSUs”) granted to Mr. Turcotte in 2019 will remain eligible to vest until the determination date in respect of the end of the second fiscal quarter after the Departure Date (i.e., until September 30, 2023); (iv) unvested PSUs granted to Mr. Turcotte in 2021 will be prorated and remain eligible to vest until the third anniversary of the date of grant (i.e., until March 29, 2024); and (v) unvested PSUs granted to Mr. Turcotte in 2022 will be prorated and remain eligible to vest until the third anniversary of the date of grant (i.e., until March 28, 2025).

The Separation Agreement contains customary confidentiality, cooperation and non-disparagement provisions as well as a release of claims between the Company and Mr. Turcotte.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

99.1	Press Release, dated December 5, 2022

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 5, 2022	FRONTDOOR, INC.

	By:	/s/ Jeffrey A. Fiarman
	Name:	Jeffrey A. Fiarman
	Title:	Senior Vice President, General Counsel and Secretary